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EXHIBIT 1(e)

                             DISTRIBUTION AGREEMENT


Edward D. Jones & Co.
12555 Manchester Road
St. Louis, Missouri  63131-3729

                                                                 July 31, 1996
Ladies and Gentlemen:

                  Protective Life Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Edward D. Jones & Co. (the "Agent") its Medium Term Notes described herein (the "Designated Securities" or the "Notes"). The Notes are to be issued pursuant to the Senior Indenture (the "Indenture") dated as of June 1, 1994, as supplemented from time to time, including by a certain Indenture Supplement (the "Supplemental Indenture") to be dated as of August 1, 1996, between the Company and The Bank of New York, as trustee (the "Trustee").

                  Certain provisions of the Underwriting Agreement dated June 23, 1994 filed as Exhibit 1(a) to the Company's Current Report on Form 8-K dated July 1, 1994 and filed July 5, 1994 (the "Underwriting Agreement"), are incorporated herein by reference, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except as expressly provided herein. Each reference in the provisions of the Underwriting Agreement so incorporated by reference to (i) the Representatives or the Underwriters, (ii) the Underwriting Agreement and any Pricing Agreement (as therein defined) or (iii) the Time of Delivery (as therein defined), shall be deemed to refer to (i) you as the Agent, (ii) this Distribution Agreement and any Terms Agreement (as herein defined), or (iii) the date of any acceptance by the Company of any offer to purchase Notes and each Settlement Date (as herein defined), as the case may be. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                  A pricing supplement relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

Section 1.        Appointment as Agent.

                  (a) Appointment. Subject to the terms and conditions stated herein and in the provisions of the Underwriting Agreement incorporated by reference, including the next sentence of this paragraph (a), the Company hereby agrees that the Agent will be its agent for the purpose of soliciting and receiving offers to purchase Notes from the Company. Notwithstanding any provision of this Agreement to the contrary, the Company shall have the right to sell Notes

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directly on its own behalf,  and may in its discretion solicit and accept offers to purchase and accept unsolicited offers to purchase Notes directly on its own behalf or from any broker or dealer not a party to this Agreement (whether acting as principal or as agent); provided, that any agent engaged by the Company in connection with a specific purchase of Notes shall be engaged on terms substantially similar (including the same commission schedule) to the applicable terms of this Agreement. The Agent acknowledges that, in the case of any sale of Notes by the Company not resulting from a solicitation made or an offer to purchase received by such Agent, or arising in connection with a purchase by such Agent as principal, no commission shall be payable by the Company to such Agent with respect to such sale.

                  (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the principal amount of Notes registered pursuant to the Registration Statement. The Agent will have no responsibility for maintaining records with respect to the aggregate principal amount of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

                  (c) Purchases as Principal. The Agent shall not have any obligation to purchase Notes from the Company as principal, but the Agent may agree from time to time to purchase Notes as principal. The Agent is authorized to engage the services of any other broker or dealer in connection with the offer or sale of the Notes purchased by the Agent as principal for resale to others but is not authorized to appoint sub-agents. Any purchase of Notes by the Agent as principal shall be made in accordance with Section 3(a) hereof.

                  (d) Solicitations as Agent. If agreed in writing between the Company and the Agent, the Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of the Agent's agreement contained herein. The Company shall have the sole right to accept offers to purchase Notes and may reject any proposed purchase of the Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company. Except as otherwise provided herein, the Agent shall not have any liability to the Company in the event any such agency purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent any commission to which it would be entitled in connection with such sale.

                 (e) Reliance. The Company and the Agent agree that any Notes purchased by the Agent shall be purchased, and any Notes the placement of which the Agent arranges shall be placed by the Agent, in reliance on the representations, warranties, covenants and agreements of


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the Company contained or incorporated herein and on the terms and conditions and in the manner provided or incorporated herein.

Section 2.        Representations and Warranties.

                  The Company represents and warrants to the Agent as of the date hereof, as of the date of any Terms Agreement, as of the date of each acceptance by the Company of an offer for the purchase of Notes through the Agent as agent, and as of the date of each delivery of Notes (whether to the Agent as principal or through the Agent as agent) (the date of each such delivery to the Agent as principal being hereafter referred to as a "Settlement Date"):

                  (a) Each of the representations and warranties set forth in the Underwriting Agreement is hereby incorporated herein, except that any representation or warranty in Section 2 of the Underwriting Agreement which refers to the Prospectus (as therein defined) shall be deemed to be a representation or warranty as of the date of this Distribution Agreement, as of the date of any Terms Agreement, and as of the date of any acceptance by the Company of any offer to purchase Notes and on each Settlement Date, as the case may be, in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Distribution Agreement. Each reference to the Registration Statement contained in the Underwriting Agreement shall include the Registration Statement on Form S-3 (No. 333-03435), the Registration Statement on Form S-3 (No. 33-55063), as amended, as well as the Registration Statement on Form S-3 (No. 33-52831), as amended.

                  (b)      The Company has complied with all the provisions of
Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (c) As of the date of this Agreement, the Notes have been rated A3 by Moody's Investors Service, Inc. and A by Standard & Poor's Ratings Group. As of the date of any Terms Agreement and any acceptance by the Company of any offer to purchase Notes and on each Settlement Date, as the case may be, the Notes have been rated by Moody's Investors Service and Standard & Poor's Ratings Group.

                  Any certificate signed by any director or officer of the Company and delivered to the Agent or to counsel for the Agent in connection with a sale of Notes through the Agent as agent or the sale of Notes to the Agent as principal shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate.

Section 3.        Purchases as Principal; Solicitations as Agents.

                  (a) Purchases as Principal. Each sale of Notes to the Agent as principal shall be made in accordance with terms agreed upon by the Agent and the Company (which terms shall be agreed upon in a separate agreement ("Terms Agreement") relating to such sale substantially in the form of Annex I to the Underwriting Agreement, provided that references therein to the


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Underwriting  Agreement or the Pricing Agreement shall be replaced by references to this Distribution Agreement or the Terms Agreement, as the case may be. Each such purchase of Notes by the Agent shall be made by the Agent with the intention of reselling them as soon as practicable, in the sole judgment of the Agent. The Agent shall notify the Company in writing when it has resold all Notes purchased by the Agent as principal. Each such purchase of Notes, unless otherwise agreed, shall be at a discount equivalent to the applicable commission set forth in Schedule A hereto. The Agent may engage the services of any other broker or dealer in connection with the resale of Notes purchased as principal and may allow any portion of the discount received in connection with such purchases from the Company to such brokers and dealers. The Company shall be advised by the Agent when a purchase of Notes is to be made by the Agent as principal and at the time of agreement as to the terms of any such purchase, the Agent shall specify any requirements for the stand-off agreement, officer's certificate, opinion of counsel and comfort letter pursuant to Sections 4(j), 7(b), 7(c) and 7(d) hereof, respectively.

                  (b) Solicitations as Agent. When agreed by the Company and the Agent, the Agent, as an agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon terms acceptable to the Company at such times and in such amounts as the Company shall from time to time specify. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

                  The Company reserves the right, in its sole discretion, to suspend solicitation of purchases of the Notes through the Agent, as agent, commencing at any time for any period of time or permanently. Upon receipt of instructions from the Company, the Agent will forthwith suspend solicitation of purchases from the Company until such time as the Company has advised the Agent that such solicitation may be resumed. While such solicitation is suspended, the Company shall not be required to deliver any certificates, opinions or letters pursuant to Section 7 hereof; provided, however, that if the Company shall thereafter advise the Agent that such solicitation may be resumed, the Company shall deliver or cause to be delivered to the Agent any certificate, opinion or letter that is requested by the Agent and that would have been required during the period of suspension were it not for this paragraph, except that if, during the period of suspension, the Company shall have filed an Annual Report on Form 10-K, the Agent shall not be entitled to receive any such certificate, opinion or letter relating to amendments or supplements to the Registration Statement or the Prospectus made by means of any filing by the Company pursuant to the Exchange Act prior to the date of filing of such Annual Report on Form 10-K; and provided, further, that if, at the time such solicitation is suspended, the Agent owns Notes purchased by it as principal pursuant to this Agreement, the Company shall be required to continue to deliver such certificates, opinions and letters to the Agent during the period of suspension until the earlier of (i) such time as the Agent no longer owns any of such Notes or (ii) 180 days from the last date on which any of such Notes were purchased from the Company by the Agent (except that the Company shall, at the request of the Agent, deliver such certificates, opinions and letters after the date specified in clause (ii), but not after the date specified in clause (i), if the Agent, notwithstanding the provisions of Section 10, pays all expenses incident to the


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preparation  and  delivery of the  certificates,  opinions  and letters that the
Company is required to deliver solely as a consequence of this parenthetical).

                  The Company agrees to pay the Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agent as set forth in Schedule A hereto.

                  (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the Agent and set forth in a pricing supplement to the Prospectus to be prepared in connection with each sale of Notes. Administrative procedures with respect to the sale of Notes shall be agreed upon from time to time by the Agent, the Company and the Trustee (the "Procedures"). The Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by them in the Procedures set forth in Exhibit B hereto.

Section 4.        Covenants of the Company.

                  The covenants contained in Section 5(a), (b), (d) and (e) of the Underwriting Agreement are hereby incorporated herein and shall be deemed made by the Company with the Agent; provided, that (i) the obligations of the Company under paragraph (a) of Section 5 shall apply with respect to each offer and sale of Notes pursuant to this Agreement, and (ii) the nine month limitation on the Company's obligation to qualify Designated Securities under the securities laws of a jurisdiction contained in the last clause of paragraph (b) of Section 5 shall not apply.
The Company also covenants with the Agent as follows:

                  (a) The Company will notify the Agent immediately of any change in (or withdrawal of) the rating assigned by any nationally recognized statistical rating organization to any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company.

                  (b) The Company will furnish the Agent with copies of any additional registration statements with respect to the registration of additional Notes, any amendments to the Registration Statement or any amendments or supplements to the Prospectus a reasonable amount of time prior to such proposed filing for their review and comment.

                  (c) The Company will furnish to each Agent as many copies of the Prospectus (as amended or supplemented) and the documents incorporated by reference therein as such Agent shall reasonably request so long as such Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes.



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                  (d) The Company will prepare,  with respect to any Notes to be sold through or to the Agent pursuant to this Agreement, a pricing supplement with respect to such Notes in a form previously approved by the Agent and will timely file such pricing supplement pursuant to Rule 424(b) under the Act.

                  (e) Except as otherwise provided in the last paragraph of this Section, if at any time during the term of this Agreement any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the rules and regulations thereunder, notice shall be promptly given, and confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in the Agent's capacity as agent and to cease sales of any Notes the Agent may then own as principal and, if so notified by the Company, the Agent shall forthwith suspend such solicitation and sales. If the Agent then owns Notes purchased by it as principal pursuant to this Agreement or has agreed to purchase Notes as principal pursuant to this Agreement, the Company will forthwith amend or supplement the Registration Statement and the Prospectus, whether by filing documents pursuant to the Exchange Act, the Act or otherwise, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or to make the Registration Statement and Prospectus comply with such requirements; the Company will furnish to the Agent a reasonable number of copies of any amendment or supplement to the Registration Statement or Prospectus.

                  (f) Except as otherwise provided in the last paragraph of this Section, (i) within a reasonable time after the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and (ii) the Company shall promptly cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the Act or the rules and regulations thereunder.

                  (g) Except as otherwise provided in the last paragraph of this Section, on the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall cause the Registration Statement and the Prospectus to be amended, whether by the filing of documents pursuant to the Exchange Act, the Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an


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understanding of such financial statements or as shall be required by the Act or the rules and regulations thereunder.

                  (h) The Company, during the period when the Prospectus is required to be delivered under the Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

                  (i) The Company will use the net proceeds received by it from each sale of the Notes in the manner specified in the Prospectus under "Use of Proceeds."

                  (j) If specified by the Agent in connection with a purchase by it of Notes as principal, between the date of any Terms Agreement for the purchase of such Notes and the Settlement Date with respect to such purchase, the Company will not, without the Agent's prior written consent, offer or sell, or enter into any agreement to sell, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement, debt securities previously agreed to be sold by the Company of which the Agent was advised by the Company prior to the time of such agreement to purchase and commercial paper in the ordinary course of business).

                  (k) (i) So long as any Notes are outstanding, to furnish to the Agent copies of all reports or other communications (financial or other) furnished to stockholders, and deliver to the Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed or any national automated quotation system;
(ii) except as otherwise provided in the last paragraph of this Section, such additional information concerning the business and financial condition of the Company as the Agent may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  The Company shall not be required to comply with the provisions of subsections (e), (f), (g) or (k)(ii) of this Section during any period from the time (i) the Agent shall have suspended solicitation of purchases of the Notes in its capacity as agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes purchased by it as principal pursuant hereto, until the time the Company shall determine that solicitation of purchases of the Notes should be resumed or the Agent shall subsequently purchase Notes from the Company as principal pursuant hereto.

Section 5.        Conditions of Obligations.

                  The obligations of the Agent to purchase Notes as principal and to solicit offers to purchase the Notes as agent of the Company, and the obligations of any purchasers of the Notes sold through the Agent as agent, will be subject, in the discretion of the Agent, (i) to the condition


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that all  representations  and warranties and other statements of the Company in or incorporated by reference into this Agreement relating to such Designated Securities are, at and as of the date of any Terms Agreement, the date of any acceptance by the Company of any offer to purchase any Notes and the Settlement Date for such Designated Securities, true and correct; (ii) to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed; (iii) to the additional conditions set forth in
Section 7 of the Underwriting Agreement, provided that (A) the reference to Sullivan & Cromwell in paragraph (b) of Section 7 is hereby replaced with Bryan Cave LLP or such other counsel designated by the Agent, and (B) the reference to Debevoise & Plimpton in paragraph (d) of Section 7 is hereby replaced with Sutherland, Asbill & Brennan or such other counsel designated by the Company;
(iv) to the condition that as of the date of any Terms Agreement, the date of any acceptance by the Company of any offer to purchase any Notes and the Settlement Date for such Designated Securities, the independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to the Agent a letter, dated the date of the Terms Agreement and a letter dated as of the Settlement Date, respectively, to the effect set forth in Annex II of the Underwriting Agreement, and with respect to such letter dated such Settlement Date, as to such other matters as the Agent may reasonably request and in form and substance satisfactory to the Agent, (v) to the condition that on the date hereof and the date of any acceptance of any offer to purchase any Notes or the applicable Settlement Date, as the case may be, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and (vi) to the condition that all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Agent and to counsel to the Agent.

                  If  any  condition  specified  in or  incorporated  into  this
Section 5 shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement (or, at the option of the Agent, any Terms Agreement) may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that provisions of the last two sentences of Section 1(d) hereof, the covenant set forth in Section 5(d) of the Underwriting Agreement incorporated herein, the provisions of the last two sentences of Section 6 hereof, the indemnity and contribution agreements incorporated into Sections 8 and 9 hereof, the provisions incorporated into Section 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

Section 6.        Delivery of and Payment for Notes Sold through the Agent.

                  Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make

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payment for a Note on the date fixed for  settlement,  the Agent shall  promptly notify the Company and deliver the Note to the Company, and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

Section 7.        [INTENTIONALLY OMITTED]

Section 8.        Indemnification.

                  The terms and provision of Section 8(a), (b), (c) and (e) of the Underwriting Agreement are hereby incorporated herein.

Section 9.        Contribution.

                  The terms and provisions of Section 8(d) and (e) of the Underwriting Agreement are hereby incorporated herein.

Section 10.       Payment of Expenses.

                  The terms and provisions of Section 6 of the Underwriting Agreement are hereby incorporated herein, provided that the qualification relating to Section 5(c) thereof shall not apply.

Section 11.      Representations, Warranties and Agreements to Survive Delivery.

                  All representations, warranties and agreements contained in or incorporated into this Agreement or in certificates of officers of the Company submitted pursuant hereto or thereto, shall remain in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

Section 12.       Termination.

                  (a) This Agreement (excluding any Terms Agreement hereunder) may be terminated for any reason, at any time by the Company or, as to the Agent, by the Company or the Agent, upon the giving of 15 days' written notice of such termination to the other parties hereto.

                  (b) The Agent may terminate any Terms Agreement hereunder, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change or any development involving


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a prospective material adverse change in the condition,  financial or otherwise, or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred, since the date of such agreement, any outbreak or escalation of hostilities involving the United States or any change in United States financial markets or other calamity or crisis affecting the United States that, in the judgment of such Agent, is material and adverse, or
(iii) if, since the date of such agreement, trading in any securities of the Company has been suspended by a national securities exchange, or trading generally on either the American Stock Exchange or the New York Stock Exchange shall have been suspended, or if, since such date, a general moratorium on commercial banking activities in New York shall have been declared by Federal or New York State authorities, or (iv) if, since the date of such agreement, the rating assigned by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Act, to any debt securities of the Company shall have been lowered or if, since such date, any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company, and in the case of any of the events specified in clause (ii) or (iii), such event, singly or together with any other such event, makes it, in the judgment of such Agent, impracticable to market the Notes on the terms and in the manner contemplated by the Prospectus, as amended or supplemented at the date of the Terms Agreement.

                  (c) In the event of any termination under this Section 12, the Company will have no liability to the Agent and the Agent will have no liability to the Company, except that with respect to any termination under Section 12(a),
(i) the Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(b) hereof, (ii) if at the time of termination (a) the Agent shall own any Notes purchased by it as principal pursuant to this Agreement with the intention of reselling them or (b) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agents of the Note or Notes relating thereto has not occurred, the covenants set forth in or incorporated into Section 4 and (in the circumstance described in clause (b)) Section 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, (iii) if at the time of termination the Agent shall own any Notes purchased by it as principal pursuant to this Agreement with the intention of reselling them, the covenants set forth in Section 7 hereof shall remain in effect until the earlier of (x) such time as such Notes are resold or (y) 180 days from the last date on which any of such Notes were purchased from the Company by the Agent (except that the Company shall, at the request of the Agent, deliver the certificates, opinions and letters specified in Section 7 hereof after the date set forth in clause
(y), but not after the date set forth in clause (x), if the Agent, notwithstanding the provisions of Section 10, pays all expenses incident to the preparation and delivery of the certificates, opinions and letters that the Company is required to deliver solely as a consequence of this parenthetical), and (iv) the provisions of the last two sentences of Section 1(d) hereof, the covenant set forth in Section 5(d) of the Underwriting Agreement incorporated herein, the provisions of the last two sentences of Section 6 hereof, the indemnity and contribution agreements incorporated into Sections 8 and 9 hereof, the provisions incorporated into Section 10 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

Section 13.       Notices.

                  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Agents shall be directed as follows:

                  Edward D. Jones & Co.
                  12555 Manchester Road
                  St. Louis, Missouri  63131-3729
                  Attention:  Victoria R. Westall

with a copy to

                  Edward D. Jones & Co.
                  12555 Manchester Road
                  St. Louis, Missouri  63131-3729
                  Attention:        Product Review Department

                  Bryan Cave LLP
                  One Metropolitan Square
                  211 N. Broadway, Suite 3600
                  St. Louis, Missouri 63102-2750
                  Attention:  James L. Nouss, Jr., Esq.

Notices to the Company shall be directed as follows:

                  Protective Life Corporation
                  2801 Highway 280 South
                  Birmingham, Alabama 35223
                  Attention:  Deborah J. Long, Esq.

with a copy to

                  Sutherland, Asbill & Brennan
                  999 Peachtree Street, N.E.
                  Atlanta, Georgia 30309
                  Attention:  Thomas C. Herman, Esq.

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

Section 14.       Governing Law.

                  This Agreement and any Terms Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

Section 15.       Parties.

                  This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon the Agent and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in the provisions incorporated into Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Terms Agreement or any provision herein or therein contained. This Agreement and any Terms Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

Section 16.       Amendments.

                  This Agreement and any Terms Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company and the Agent.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                                                     Very truly yours,

                                                     PROTECTIVE LIFE CORPORATION



                                       By:
                                      Name:
                                     Title:

Accepted:
EDWARD D. JONES & CO.


By:
         Name:
         Title:  Principal

                                   SCHEDULE A


                  As compensation for the services of the Agent hereunder, the Company shall pay it, on a discount basis, a commission for the sale of each Note equal to the principal amount of such Note multiplied by a percentage ranging from 2.5% to 3.5%, depending on the stated maturity of the Note, such commission to be agreed to by the Company and the Agent).

                                    EXHIBIT A


                  The terms contained in Schedule II of Annex I to the Underwriting Agreement, if applicable, shall be agreed to by the Agent and the Company in connection with each sale of Notes. Also, in connection with the purchase of Notes by the Agent as principal, agreement as to whether the following will be required:

                  Stand-off Agreement pursuant to Section 4(j) of the Distribution Agreement. Officer's Certificate pursuant to
                  Section 5 of the Distribution Agreement. Legal Opinions pursuant to Section 5 of the Distribution Agreement. Comfort Letter pursuant to Section 5(iv) of the Distribution Agreement.

                                     EXHIBIT

                           PROTECTIVE LIFE CORPORATION

                            ADMINISTRATIVE PROCEDURES

                        For Fixed Rate Medium-Term Notes

                           (Dated as of July 31, 1996)

                  Medium Term Notes (the "Notes") are to be offered on a continuing basis by Protective Life Corporation, a Delaware corporation (the "Company"), to or through Edward D. Jones & Co. (the "Agent"), pursuant to a Distribution Agreement dated July 31, 1996 (the "Distribution Agreement") between the Company and the Agent. The Distribution Agreement provides both for the sale of Notes by the Company to the Agent as principal for resale to investors and other purchasers and for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agent) in which case the Agent will act as agent of the Company in soliciting Note purchases.

                  Unless otherwise agreed by the Agent and the Company, Notes will be purchased by the Agent as principal. Such purchases will be made in accordance with a Terms Agreement. If agreed upon by the Agent and the Company, the Agent, acting solely as agent for the Company and not as principal, will use reasonable efforts to solicit offers to purchase the Notes. Only those provisions in these Administrative Procedures that are applicable to the particular role that the Agent will perform shall apply.

                  The Notes will be issued as a series of debt securities pursuant to a Senior Indenture, dated as of June 1, 1994 (the "Indenture"), as supplemented from time to time, between the Company and The Bank of New York, as trustee (the "Trustee"), and will be in substantially the form attached hereto. The Company has duly appointed The Bank of New York as Registrar for purposes of registering transfers of the Notes and Paying Agents. "Issuing Agent," as used herein, means The Bank of New York.

                  A Registration Statement (the "Registration Statement," which term shall include any additional registration statements or amendments thereto filed in connection with the Notes as provided in the introductory paragraph of the Distribution Agreement) with respect to the Notes has been filed with the Securities hange Commission (the "Commission"). The most recent base Prospectus included in the Registration Statement, as supplemented with respect to the Notes, is herein referred to as the "Prospectus." The most recent supplement to the Prospectus setting forth the purchase price, interest rate, maturity date and other terms of the Notes (as applicable) is herein referred to as the "Pricing Supplement."

                  The Notes will either be issued (a) in book-entry form and represented by one or more fully registered Notes (each, a "Book-Entry Note") delivered to the Issuing Agent, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC, or (b) in definitive form (each, a "Definitive Note") delivered to the investor or other purchaser thereof or a person designated by such investor or other purchaser. Owners of beneficial interests in Notes issued in book-entry form will be entitled to physical delivery of Notes in definitive form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus and the Indenture.

                  General procedures relating to the issuance of all Notes are set forth in Part I hereof. Additionally, Notes issued in book-entry form will be issued in accordance with the procedures set forth in Part II hereof and Notes issued in definitive form will be issued in accordance with the procedures set forth in Part III hereof. The following procedures shall also be deemed to include all relevant procedures described in the DTC Letter of Representations dated August 2, 1996, to the extent that such procedures are not set forth below. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture or the Notes, as the case may be.

                   PART I: PROCEDURES OF GENERAL APPLICABILITY

Date of Issuance/Authentication:
     Each Note will be dated as of the date of its authentication by the Issuing Agent. Each Note shall also bear an original issue date (the "Original Issue Date"). The Original Issue Date shall remain the same for all Notes subsequently issued upon transfer, exchange or substitution of an original Note regardless of their dates of authentication.

Maturities:
     Each Note will mature on a date which, unless otherwise provided in the applicable Pricing Supplement, is not less than 15 years, nor more than 30 years, from its Original Issue Date.

Registration:
     Notes will be issued only in fully registered form. Denominations: Unless otherwise provided in the applicable Pricing Supplement, Notes will be issued in denominations of $1,000 or any integral multiple of $1,000 in excess thereof.

Redemption/Repayment:
     The Notes will be subject to repayment at the option of the Holders thereof in accordance with the terms of the Notes on their respective Optional Repayment

Dates, if any. Optional Repayment Dates, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Optional Repayment Dates are indicated with respect to a Note, such Note will not be repayable at the option of the Holder prior to its Stated Maturity Date.

     The Notes will be subject to redemption by the Company on and after their respective Initial Redemption Date, if any. The Initial Redemption Date, if any, will be fixed at the time of sale and set forth in the applicable Pricing Supplement and in the applicable Note. If no Initial Redemption Date is indicated with respect to a Note, such Note will not be redeemable prior to its Stated Maturity Date.

Calculation of Interest:
     With respect to any Note, if the Day Count Convention specified on the applicable Note is "30/360," interest will be calculated and paid on the basis of a 360-day year of twelve 30-day months; if the Day Count Convention specified on the applicable Note is "Actual/360," interest will be calculated and paid on the basis of the actual number of days in the interest period divided by 360; and if the Day Count Convention specified on the applicable Note is "Actual/Actual," interest will be calculated and paid on the basis of the actual number of days in the interest period divided by the actual number of days in the year.

Interest:
     General.  Each Note will bear interest in accordance with its terms.

     Unless otherwise specified in an applicable Pricing Supplement, interest on each Note will accrue from the Original Issue Date of such Note for the first interest period and from the most recent Interest Payment Date to which interest has been paid for all subsequent interest periods. Each payment of interest will include interest accrued through the day preceding, as the case may be, the Interest Payment Date, the Stated Maturity Date, any redemption date
                                                        B-3
or repayment date (each Stated Maturity Date, redemption date or repayment date is referred to herein as "Maturity"). Interest payable at Maturity will be payable to the Person to whom the principal of such Note is payable. If an Interest Payment Date with respect to any Note falls on a day that is not a Business Day, the payment of interest required to be made on such Interest Payment Date need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date and no interest shall accrue on such payment for the period from and after such Interest Payment Date. If the date of Maturity of a
Note is not a Business Day, the payment of principal and interest due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity.

Record Dates. Unless otherwise indicated in an applicable Pricing Supplement, the record date with respect to any Interest Payment Date for a Note shall be the date 15 calendar days (whether or not a Business Day) preceding such Interest Payment Date.

Interest Payment Dates. Interest payments will be made on each Interest Payment Date commencing with the first Interest Payment Date following the Original Issue Date; provided, however, the first payment of interest on any Note originally issued between a record date and the related Interest Payment Date will be made on the Interest Payment Date following the next record date to the registered Holder on such record date.

Unless otherwise provided in an applicable Note, interest payments on Notes will be made semiannually on June 1 and December 1 of each year and at Maturity

Acceptance and Rejection of Offers:
     If agreed upon by the Agent and the Company, the Agent acting solely as agent for the Company and not as principal will solicit purchases of the Notes. The Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by the Agent on an agency basis, other than those offers rejected by the Agent. The Agent has the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection is not deemed a breach of the Agent's agreement contained in the Distribution Agreement.

The Company has the sole right to accept or reject any proposed purchase of the Notes, in whole or in part, and any such rejection is not deemed a breach of the Company's agreement contained in the Distribution Agreement. The Agent has agreed to make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by the Agent and accepted by the Company.

Preparation of Pricing Supplement:
     If any offer to purchase a Note is accepted by the Company, the Company will promptly prepare a Pricing Supplement reflecting the terms of such Note and file such Pricing Supplement with the Commission in accordance with Rule 424 under the Act.

     Information to be included in the Pricing Supplement shall include:
         1.       the name of the Company;

         2.       the title of the securities, including
                  series designation, if any;

         3.       the date of the Pricing Supplement
                  and the dates of the Prospectus and
                  Prospectus Supplement to which the
                  Pricing Supplement relates;

         4.       the name of the Offering Agent (as hereinafter defined);

         5. whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company;

         6. with respect to Notes sold to the Offering Agent as principal, whether such Notes will be resold by the Offering Agent to investors and other purchasers (i) at a fixed public offering price of a specified percentage of their principal amount, (ii) at varying prices related to prevailing market prices at the time of resale to be determined by the Offering Agent or (iii) at 100% of their principal amount;

         7. with respect to Notes sold to an investor or other purchaser through the Offering Agent acting as agent for the Company, whether such Notes will be sold at (i) 100% of their principal amount or (ii) at a specified percentage of their principal amount;

         8.       the Offering Agent's commission or underwriting discount;

         9.       Net proceeds to the Company;

         10. the Principal Amount, Original Issue Date, Stated Maturity Date, Initial Redemption Date, if any, Initial Redemption Percentage, if any, Annual Redemption Percentage Reduction, if any, and Optional Repayment Date or Dates, if any, and, in the case of Notes, the Interest

                  Rate, the Interest Payment Date or Dates (if other than June l and December 1 of each year) and the record date or dates (if other than May 15 and November 15 of each year);

         11. the information with respect to the terms of the Notes set forth below (whether or not the applicable Note is a Book-Entry Note or a Definitive Note) under "Procedures for Notes Issued in Book-Entry Form - Settlement Procedures," items 1, 2, 6, 7 and 8; and

         12. any other provisions of the Notes material to investors or other purchasers of the Notes not otherwise specified in the Prospectus or Pricing Supplement.

     One copy of such filed document will be sent by telecopy or overnight express (for delivery as soon as practicable following the trade, but in no event later than 12:00 noon on the second Business Day following the applicable trade date) to the Agent which made or presented the offer to purchase the applicable Note (in such capacity, the "Offering Agent"), the Trustee and the Issuing Agent at the following applicable address: if to Edward D. Jones & Co., 12555 Manchester Road, St. Louis, Missouri 63131-3729, Attention: Victoria R. Westall, (314) 515-3060, telecopier (314) 515-2664; and if to the
Trustee/Issuing Agent, to: The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286 Attention: Corporate Trust Trustee Administration, (212) 815-5092, telecopier: (212) 805-5915.

     For record keeping purposes, one copy of each Pricing Supplement, as so filed, shall also be mailed or telecopied to Bryan Cave LLP, One Metropolitan

     Square,  211 N.  Broadway,  Suite 3600,  St.  Louis,  Missouri  63102-2750,
Attention: James L. Nouss, Jr., Esq., (314) 259-2000, telecopier: (314) 259-2020; and to Edward D. Jones & Co., 12555 Manchester Road, St. Louis, Missouri 63131-3729, Attention: Product Review Department, (314) 515- 2000, telecopier:
(314) 515-3077.

     Outdated Pricing Supplements, and the supplemented Prospectuses to which they are attached (other than those retained for files) will be destroyed
Settlement: The receipt of immediately available funds by the Company in payment for a Note and the authentication and delivery of such Note shall, with respect to such Note, constitute "settlement." Offers accepted by the Company will be settled from three to five Business Days, or at a time as the purchaser and the Company shall agree, pursuant to the timetable for settlement set forth in Parts II and III hereof under "Settlement Procedures" with respect to Book-Entry Notes and Definitive Notes, respectively (each such date fixed for settlement is hereinafter referred to as a "Settlement Date"). If procedures A and B of the applicable Settlement Procedures with respect to a particular offer are not completed on or before the time set forth under the applicable "Settlement Procedures Timetable," such offer shall not be settled until the Business Day following the completion of settlement procedures A and B or such later date as the purchaser and the Company shall agree.

     The foregoing settlement procedures may be modified, with respect to any purchase of Notes by an Agent as principal, if so agreed by the Company and such Agent.

Procedure for Changing Rates or Other Variable Terms:
     When a decision has been reached to change the interest rate or any other variable term on any Notes being sold by the Company, the Company will promptly advise the Agent and the Issuing Agent by facsimile transmission and the Agent will forthwith
                                           B-8
suspend solicitation of offers to purchase such Notes. The Agent will telephone the Company with recommendations as to the changed interest rates or other variable terms. At such time as the Company advises the Agent and the Issuing Agent by facsimile transmission of the new interest rates or other variable terms, the Agent may resume solicitation of offers to purchase such Notes. Until such time only "indications of interest" may be recorded. Immediately after acceptance by the Company of an offer to purchase Notes at a new interest rate or new variable term, the Company, the Offering Agent and the Issuing Agent shall follow the procedures set forth under the applicable "Settlement Procedures."

Suspension of Solicitation;  Amendment or Supplement:
     The Company may instruct the Agent to suspend solicitation of offers to purchase Notes at any time. Upon receipt of such instructions, the Agent will forthwith suspend solicitation of offers to purchase from the Company until such time as the Company has advised it that solicitation of offers to purchase may be resumed. If the Company decides to amend or supplement the Registration Statement or the Prospectus (other than an amendment made by the filing of documents incorporated by reference) it will furnish the Agent and its counsel with copies of the proposed amendment or supplement for their review and comment. One copy of the document filed with the Commission, along with a copy of the cover letter sent to the Commission, will be delivered or mailed to the Agent, its counsel, the Trustee and the Issuing Agent at the following respective addresses: Edward D. Jones & Co., 12555 Manchester Road, St. Louis, Missouri 63131-3729, Attention: Victoria R. Westall, (314) 515-3060, telecopier:
(314) 515- 2664; and the Trustee/Issuing Agent at: The Bank of New York, 101 Barclay Street, Floor 21 West, New York, New York 10286 Attention: Corporate Trust Trustee Administration, (212) 815-5092, telecopier: (212) 805-5915. For record keeping purposes, one copy of each such document, as so filed, shall also be mailed or telecopied to Bryan Cave LLP, One Metropolitan Square, 211 N. Broadway, Suite 3600,

St. Louis, Missouri 63102-2750, Attention: James L. Nouss, Jr., Esq., (314) 259-2000, telecopier: (314) 259-2020.

     In the event that at the time the solicitation of offers to purchase from the Company is suspended (other than to establish or change interest rates, maturities, prices or other similar variable terms with respect to the Notes) there shall be any offers to purchase Notes that have been accepted by the Company which have not been settled, the Company will promptly advise the Agent and the Issuing Agent whether such offers may be settled and whether copies of the Prospectus as theretofore amended and/or supplemented as in effect at the time of the suspension may be delivered in connection with the settlement of such offers. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such offers may not be settled or that copies of such Prospectus may not be so delivered.

Delivery of Prospectus and applicable Pricing Supplement:
     A copy of the most recent Prospectus and applicable Pricing Supplement must accompany or precede the earlier of (a) the written confirmation of a sale sent to an investor or other purchaser or its agent and (b) the delivery of Notes to an investor or other purchaser or its agent.

Authenticity of Signatures:
     The Agent will have no obligation or liability to the Company, the Trustee or the Issuing Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company, the Trustee or the Issuing Agent on any Note.

Documents Incorporated  by Reference:
     The Company shall supply the Agent with an adequate supply of all documents incorporated by reference in the Registration Statement.

Business Day:
     Unless otherwise provided in the Notes, "Business Day" as used herein, means a day that in The City of New York is not a day on which banking institutions are authorized or required by law or regulation to close.


             PART II: PROCEDURES FOR NOTES ISSUED IN BOOK-ENTRY FORM

         In connection with the qualification of Notes issued in book-entry form for eligibility in the book-entry system maintained by DTC, the Issuing Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Company and the Issuing Agent to DTC, dated August 2, 1996, and a Certificate Agreement, dated April 14, 1989, between the Issuing Agent and DTC, as amended (the "Certificate Agreement"), and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS").

Issuance:
     All Notes issued in book-entry form (each, a "Book-Entry Note") having the same Original Issue Date, interest rate, Day Count Convention, redemption and/or repayment terms, if any, and Stated Maturity Date (collectively, the "Fixed Rate Terms") will be represented initially by a single global security in fully registered form without coupons (a "Registered Global Security"). Except as provided in the Indenture, no owner of a beneficial interest in a Book-Entry Note shall be entitled to receive any Note issued in definitive form with respect to such beneficial interest.


Identification:
     The Company has arranged with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of one series of CUSIP numbers, which series consists of approximately 900 CUSIP numbers which have been reserved for and relating to Book-Entry Notes and the Company has delivered to each of the Trustee, the Issuing Agent and DTC's Underwriting Department such list of such CUSIP numbers. The Company will assign CUSIP numbers to Book-Entry Notes as described below under Settlement Procedure B. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Book-Entry Notes. The Trustee or the Issuing Agent, as the case may be, will notify the Company at any time when fewer than five (5) of the reserved CUSIP numbers remain unassigned to Book-Entry Notes, and, if it deems necessary, the Company will reserve and obtain additional CUSIP numbers for assignment to Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company will deliver a list of such additional numbers to the Trustee, the Issuing Agent and DTC's Underwriting Department.

Registration:
     Unless otherwise specified by DTC, each Book-Entry Note will be registered in the name of Cede & Co., as nominee for DTC, on the register maintained by the Issuing Agent under the Indenture. The beneficial owner of a beneficial interest in a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such
Note issued in book-entry form, the "Participants") to act as agent for such beneficial owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Note issued in book-entry form in the account of such Participants. The ownership interest of such beneficial owner in such Note issued in book-entry form will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:
     Transfers of beneficial ownership interests in a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferee of such Book-Entry Note.

Exchanges:
     The Issuing Agent may deliver to DTC and the CUSIP Service Bureau at any time a written notice specifying (a) the CUSIP numbers of two or more Book-Entry Notes outstanding on such date that represent Book-Entry Notes having the same Fixed Rate Terms (other than Original Issue Dates), and for which interest has been paid to the same date; a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for the related Notes issued in book-entry form, on which such Book-Entry Notes shall be exchanged for a single replacement Book-Entry Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Book-Entry Note. Upon receipt of such a notice, DTC will send to its Participants (including the Issuing Agent) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Issuing Agent will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Book-Entry Notes to be exchanged will no longer be valid. On the specified exchange date, the Issuing Agent will exchange such Book-Entry Notes for a single Book-Entry Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Book-Entry Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned.

Denominations:
     All Notes issued in book-entry form will be denominated in U.S. dollars. Notes issued in book-entry form will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Payments of  Principal  and  Interest:
     Payments of Interest Only. Promptly after each record date, the Issuing Agent will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest to be paid on each Book-Entry Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity) and the total of such amounts. DTC will confirm the amount payable on each Book-Entry Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. On such Interest

Payment Date, the Company will pay to the Issuing Agent in immediately available funds an amount sufficient to pay the interest then due and owing, and upon receipt of such funds from the Company, the Issuing Agent in turn will pay to DTC, such total amount of interest due (other than at Maturity), at the times and in the manner set forth below under "Manner of Payment."

     Payments at Maturity. On or about the first Business Day of each month, the Issuing Agent will deliver to the Company and DTC a written list of principal, interest and premium, if any, to be paid on each Book-Entry Note maturing either at the Stated Maturity Date, on a redemption date in, or for which an Option to Elect Repayment has been received with respect to, the following month. The Issuing Agent, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to a Book-Entry Note on or about the fifth Business Day preceding the Maturity of such Book-Entry Note. At such Maturity, the Company will pay to the Issuing Agent in immediately available funds an amount sufficient to make such Maturity payment, and upon receipt of such funds the Issuing Agent in turn will pay to DTC, the principal amount of such Note, together with interest and premium, if any, due at such Maturity, at the times and in the manner set forth below under "Manner of Payment". Promptly after payment to DTC of the principal, interest and premium, if any, due at the Maturity of such Book-Entry Note, the Issuing Agent will cancel such Book-Entry Note and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Issuing Agent will deliver to the Company a written statement indicating the total principal amount of outstanding Book-Entry Notes as of the close of business on the immediately preceding Business Day.

     Manner of Payment. The total amount of any principal, premium, if any, and interest due on

Book-Entry Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Issuing Agent in funds available for use by the Issuing Agent no later than 1:00 P.M., New York City time, on such date. The Company will make such payment on such Book-Entry Notes to an account specified by the Issuing Agent. Upon receipt of such funds, the Issuing Agent will pay by separate wire transfer (using Fedwire message entry instructions in a form previously specified by DTC) to an account at the Federal Reserve Bank of New York previously specified by DTC, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Book-Entry Note on such date. Thereafter on such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants in whose names such Notes are recorded in the book-entry system maintained by DTC. Neither the Company, the Issuing Agent nor the Trustee shall have any responsibility or liability for the payment by DTC of the principal of, premium, if any, or interest on, the Book-Entry Notes to such Participants.

     Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

Settlement  Procedures:
     Settlement Procedures with regard to each Note in book-entry form purchased by the Agent, as principal, or sold by the Agent, as agent of the Company, will be as follows:

     A. The Offering Agent will advise the Company by telephone, confirmed by facsimile, of the following Settlement information:

         1.    Principal amount of the Note.

         2.    Notes:

               (i)  Interest Rate

               (ii) Interest Payment Dates

              (iii) Day Count Convention

                  (A)    30/360

                  (B)    Actual/360

                  (C)    Actual/Actual (and applicable periods)

         3. Price to public, if any, of the Note (or whether the Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

         4.    Trade Date.

         5.    Settlement Date (Original Issue Date).

         6.    Stated Maturity Date.

         7. Redemption provisions, if any, including Initial Redemption Date, Initial Redemption Percentage and Annual Redemption Percentage Reduction.

         8.    Optional Repayment Date(s).

         9.    Net proceeds to the Company.

         10.   The Offering Agent's commission or underwriting discount.

         11. Whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

         12. Whether such Note is being issued with Original Issue Discount and the terms thereof.

         13. Such other information specified with respect to the Notes (whether by Addendum or otherwise).

     B.  The  Company  will  assign  a  CUSIP  number  to  the  Book-Entry  Note
         representing   such  Note  and  then  advise  the  Issuing  Agent  by
         facsimile transmission  or  other   electronic   transmission  of  the
         above   settlement information  received from the Offering Agent, such
         CUSIP number and the name of the Offering Agent.

     C. The Issuing Agent will communicate to DTC and the Offering Agent through DTC's Participant Terminal System, a
         pending   deposit   message   specifying   the   following   settlement
         information:

         1.       The information set forth in the
                  Settlement Procedure A.

         2.       Identification numbers of the
                  participant accounts maintained by
                  DTC on behalf of the Issuing Agent
                  and the Offering Agent.

         3.       Identification of the Book-Entry Note
                  as a Fixed Rate Book-Entry Note or
                  Floating Rate Book-Entry Note.

         4.       Initial Interest Payment Date for such
                  Note, number of days by which such

SL01 329619.8
                                                       B-17
                  date succeeds the related record date for DTC purposes and, if then calculable, the amount of interest payable on such Interest Payment Date (which amount shall have been confirmed by the Issuing Agent).

         5.       CUSIP number of the Book-Entry
                  Note representing such Note.

         6.       Whether such Book-Entry Note
                  represents any other Notes issued or
                  to be issued in book-entry form.
                  DTC will arrange for each pending
                  deposit message described above to
                  be transmitted to Standard & Poor's
                  Corporation, which will use the
                  information in the message to include
                  certain terms of the related
                  Book-Entry Note in the appropriate
                  daily bond report published by
                  Standard & Poor's Corporation.

D.       The Issuing Agent will complete and
         authenticate the Book-Entry Note
         representing such Note.

E. DTC will credit such Note to the participant account of the Issuing Agent maintained by DTC.

F.       The Issuing Agent will enter an SDFS
         deliver order through DTC's Participant
         Terminal System instructing DTC (i) to debit such Note to the Issuing Agent's participant account and credit such Note to the participant account of the Offering Agent maintained by DTC and (ii) to debit the settlement account of the Offering Agent and credit the settlement account of the Issuing
         Agent maintained by DTC, in an amount
         equal to the price of such Note less such Offering Agent's discount or underwriting

SL01 329619.8
                                                       B-18
         commission, as applicable. Any entry of such a deliver order shall be deemed to constitute a representation and warranty by the Issuing Agent to DTC that (i) the Book-Entry Note representing such Note has been issued and authenticated and (ii) the Issuing Agent is holding such Book-Entry Note pursuant to the Certificate Agreement.

G.       In the case of Notes sold through an Offering
         Agent, as agent, the Offering Agent will enter an SDFS deliver order through DTC's
         Participant Terminal System instructing DTC
         (i) to debit such Note to the Offering Agent's participant account and credit such Note to the participant account of the Participants maintained by DTC and (ii) to debit the settlement accounts of such participants and credit the settlement account of the Offering
         Agent maintained by DTC in an amount
         equal to the initial public offering price of such Note.

H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures F and G will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

I. Upon receipt, the Issuing Agent will pay the Company, by wire transfer of immediately available funds to an account specified by the Company to the Issuing Agent from time to time, in the amount transferred to the Issuing Agent in accordance with Settlement Procedure F.

J. The Issuing Agent will send a copy of the Book-Entry Note by first class mail to the Company together with a statement setting forth the principal amount of Notes outstanding as of the related Settlement Date after giving effect to such transaction and all

SL01 329619.8
                                                       B-19
         other offers to purchase Notes of which the Company has advised the Issuing Agent but which have not yet been settled.

K.       If the Note was sold through the Offering
         Agent, as agent, the Offering Agent will confirm the purchase of such Note to the investor or other purchaser either by transmitting to the Participant with respect to such Note a confirmation order through DTC's Participant Terminal System or by mailing a written confirmation to such investor or other purchaser.
Settlement Procedures Timetable: For offers to purchase Notes accepted by the Company, Settlement Procedures "A" through "K" set forth above shall be completed as soon as possible but not later than the respective time (New York City time) set forth below:

   Settlement
   Procedure                                Time

         A                 11:00 A.M. on the trade date

         B                 As soon as practicable
                           following the trade, but in no
                           event later than 12:00 noon
                           on the Second Business Day
                           immediately preceding the
                           Settlement Date

         C                 As soon as practicable
                           following the trade, but in no
                           event later than 2:00 P.M. on
                           the second Business Day
                           immediately preceding the
                           Settlement Date

         D                 9:00 A.M. on Settlement Date

         E                 10:00 A.M. on Settlement
                           Date

SL01 329619.8
                                                       B-20

         F-G               No later than 2:00 P.M. on
                           Settlement Date

         H                 4:45 P.M. on Settlement Date

         I-J               5:00 P.M. on Settlement Date

If a sale is to be settled more than one Business Day after the trade date, Settlement Procedures A, B, and C may, if necessary, be completed at any time prior to the specified times on the first Business Day after such trade date. Settlement Procedure H is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If settlement of a Note issued in book-entry form is rescheduled or canceled, the Issuing Agent will deliver to DTC, through DTC's Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M., New York City time, on the Business Day immediately preceding the scheduled Settlement Date. Failure to Settle: If the Issuing Agent fails to enter an SDFS deliver order with respect to a Book-Entry Note issued in book-entry form pursuant to Settlement Procedure F, the Issuing Agent may deliver to DTC, through DTC's participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Note to the participant account of the Issuing Agent maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains a principal amount of the Book-Entry Note representing such Note that is at least equal to the principal amount to be debited. If withdrawal messages are processed with respect to all the Notes represented by a Book-Entry Note, the Issuing Agent will mark such Book-Entry Note "canceled," make appropriate entries in its records and send certification of destruction of such canceled Book-Entry Note to the Company. The CUSIP

SL01 329619.8
                                                       B-21
number assigned to such Book-Entry Note shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If withdrawal messages are processed with respect to a portion of the Notes represented by a Book-Entry Note, the Issuing Agent will exchange such Book-Entry Note for two Book-Entry Notes, one of which shall represent the Book-Entry for which withdrawal messages are processed and shall be canceled immediately after issuance, and the other of which shall represent the other Notes previously represented by the surrendered Book-Entry Note and shall bear the CUSIP number of the surrendered Book-Entry Note.

In the case of any Note sold through the Offering Agent, as agent, if the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Note by the beneficial investor or other purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such investor or other purchaser), such Participants and, in turn, the related Offering Agent may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to settlement Procedures F and G, respectively. Thereafter, the Issuing Agent will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to a Note that was to

SL01 329619.8
                                                       B-22
have been represented by a Book-Entry Note also representing other Notes, the Issuing Agent will provide, in accordance with Settlement Procedure D, for the authentication and issuance of a Book-Entry Note representing such remaining Notes and will make appropriate entries in its records.

            PART III: PROCEDURES FOR NOTES ISSUED IN DEFINITIVE FORM

Denominations:
The Definitive Notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the applicable Pricing Supplement. Payments of Principal and Interest: Upon presentment and delivery of the Definitive Note, the Issuing Agent upon receipt of immediately available funds from the Company will pay the principal amount of each Definitive Note at Maturity and the final installment of interest in immediately available funds. All interest payments on a Definitive Note, other than interest due at Maturity, will be made at the office or agency of the Company maintained by the Company for such purpose in the Borough of Manhattan, The City of New York, or, at the option of the Company, may be made by check mailed to the address of the person entitled thereto as such address shall appear in the registry books of the Company.

The Issuing Agent will provide monthly to the Company a list of the principal, premium, if any, and interest in each currency to be paid on Definitive Notes maturing in the next succeeding month. The Issuing Agent will be responsible for withholding taxes on interest paid as required by applicable law, but shall be relieved from any such responsibility if it acts in good faith and in reliance upon an opinion of counsel.

Definitive Notes presented to the Issuing Agent at Maturity for payment will be canceled by the Issuing Agent. All canceled Definitive Notes held by the Issuing Agent shall be destroyed, and the Issuing

SL01 329619.8
                                                       B-23

Agent shall furnish to the Company a certificate with respect to such destruction.
Settlement Procedures:
Settlement Procedures with regard to each Definitive Note purchased by any Agent, as principal, or through any Agent, as agent, shall be as follows:

A. The Offering Agent will advise the Company by telephone of the following Settlement information with regard to each Note:

         1.       Exact name in which the Definitive
                  Note(s) is to be registered (the
                  "Registered owner")

         2.       Exact address or addresses of the
                  Registered Owner for delivery,
                  notices and payments of principal and
                  interest.

         3.       Taxpayer identification number of the
                  Registered Owner.

         4.       Principal amount of the Definitive
                  Note.

         5.       Denomination of the Definitive Note.

         6.       Notes:

                (i)        Interest Rate

               (ii)        Interest Payment Dates

              (iii)        Day Count Convention

                  (A)      30/360

                  (B)      Actual/360

                  (C)      Actual/Actual (and applicable
                           periods)


SL01 329619.8
                                                       B-24

         7. Price to public of the Definitive Note (or whether the, Note is being offered at varying prices relating to prevailing market prices at time of resale as determined by the Offering Agent).

         8.       Trade Date.

         9.       Settlement Date (Original Issue
                  Date).

         10.      Stated Maturity Date.

         11.      Redemption provisions, if any,
                  including Initial Redemption Date,
                  Initial Redemption Percentage and
                  Annual Redemption Percentage
                  Reduction.

         12.      Optional Repayment Date(s)

         13.      Net proceeds to the Company.

         14.      The Offering Agent's commission or
                  underwriting discount.

         15. Whether such Notes are being sold to the Offering Agent as principal or to an investor or other purchaser through the Offering Agent acting as agent for the Company.

         16.      Whether such Note is being issued
                  with Original Issue Discount and the
                  terms thereof.

         17.      Such other information specified with
                  respect to the Notes (whether by
                  Addendum or otherwise).

B. After receiving such settlement information from the Offering Agent, the Company will

SL01 329619.8
                                                       B-25
         advise the Issuing Agent of the above settlement information by facsimile transmission confirmed by telephone. The Company will prepare a Pricing Supplement to the Prospectus and deliver copies to the Agent and will cause the Issuing Agent to issue, authenticate and deliver Notes.

C. The Issuing Agent will complete the Definitive Note in the form approved by the Company, the Offering Agent and the Issuing Agent, and will make three copies thereof (herein called "Stub l", "Stub 2" and "Stub 3"):

         1. Definitive Note with the Offering Agent's confirmation, if traded on a principal basis, or the Offering Agent's customer confirmation, if traded on an agency basis.

         2.    Stub 1 for Issuing Agent.

         3.    Stub 2 for Offering Agent.

         4.    Stub 3 for the Company.

D. With respect to each trade, the Issuing Agent will deliver the Definitive Notes and Stub 2 thereof to the Offering Agent at the following applicable address: Edward D. Jones & Co., 12555 Manchester Road, St. Louis, Missouri, 63131-3729 Attention: Victoria Westall,
         (314)515-3060, telecopier: (314) 515-. The Issuing Agent will keep
         Stub 1. The Offering Agent will acknowledge receipt of the Definitive Note through a broker's receipt and will keep Stub 2. Delivery of the Definitive Note will be made only against such acknowledgement of receipt. Upon determination that the Definitive Note has been authorized, delivered and completed as aforementioned, the Offering Agent will wire
                                                       B-26
         the  net  proceeds  of  the  Definitive  Note  after  deduction  of its
         applicable   commission  to  the  Company  pursuant  to  standard  wire instructions given by the Company.

E. In the case of Notes sold through the Offering Agent, as agent, the Offering Agent will deliver the Definitive Note (with confirmations), as well as a copy of the Prospectus and any applicable Pricing Supplement or Supplements received from the Issuing Agent to the purchaser against payment in immediately available funds.

F.       The Issuing Agent will send Stub 3 to the Company.

Settlement Procedures Timetable:
     For offers to purchase Definitive Notes accepted by the Company, Settlement Procedures "A" through "F" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:



    Settlement
    Procedure                         Time

         A                 11:00 A.M. on the trade date

         B                 3:00 P.M. on Business Day
                           prior to Settlement Date

         C-D               2:15 P.M. on Settlement Date

         E                 3:00 P.M. on Settlement Date

         F                 5:00 P.M. on Settlement Date

Failure to Settle:
     In the case of Notes sold through the Offering Agent, as agent, if an investor or other purchaser of a Definitive Note from the Company shall either fail to accept delivery of or make payment for a Definitive Note on the date fixed for settlement, the

Offering Agent will forthwith notify the Issuing Agent and the Company by telephone, confirmed in writing, and return the Definitive Note to the Issuing Agent.

     The Issuing Agent, upon receipt of the Definitive Note from the Offering Agent, will immediately advise the Company and the Company will promptly arrange to credit the account of the Offering Agent in an amount of immediately available funds equal to the amount previously paid to the Company by such Offering Agent in settlement for the Definitive Note. Such credits will be made on the Settlement Date if possible, and in any event not later than the Business Day following the Settlement Date; provided that the Company has received notice on the same day. If such failure shall have occurred for any reason other than failure by such Offering Agent to perform its obligations hereunder or under the Distribution Agreement, the Company will reimburse such Offering Agent on an equitable basis for its reasonable loss of the use of funds during the period when the funds were credited to the account of the Company. Immediately upon receipt of the Definitive Note in respect of which the failure occurred, the Issuing Agent will cancel and destroy the Definitive Note, make appropriate entries in its records to reflect the fact that the Note was never issued, and accordingly notify in writing the Company.


                                         B-28

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